SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)February 15 , 2006
TransTechnology Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7872	95-4062211

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Liberty Ave, Union, New Jersey	07083

(Address of Principal Executive Offices)	(Zip Code)
     Registrant’s telephone number, including area code (908) 688-2440

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.
On February 17, 2006, we announced that we completed the sale of 2,500,000 shares of our unregistered common stock, par value $0.01, in a private placement, at a price of $7.50 per share, resulting in gross proceeds to the Company of $18,750,000.
Tinicum Capital Partners II, L.P. and an affiliate were the lead investors in the private placement. The investors received registration rights with respect to the unregistered shares purchased under a registration rights agreement with the Company. Wells Fargo Securities, LLC served as placement agent for the private placement. The terms of the sale to the various investors are as set forth in three separate stock purchase agreements, dated February 15, 2006 attached as exhibits hereto.
Under the registration rights agreement among the Company and the investors attached hereto as an exhibit, we agreed to use our reasonable best efforts to prepare and file, at our expense, a registration statement under the Securities Act of 1933, as amended, covering resales of the common stock purchased in the private placement. Such filing is to occur at the earlier of: (i) September 30, 2006 or (ii) at such time when the Company becomes eligible to file a registration statement on Form S-3. We have agreed to use our reasonable best efforts to cause the registration statement to be declared effective by the Securities Exchange Commission and to keep it effective for the period specified in the agreement.
We intend to use the net proceeds from this private placement for general corporate purposes, including the repayment of the most expensive tranche of our senior credit facility and the reduction of other term debt under the facility.
Item 3.02. Unregistered Sales of Securities.
On February 17, 2006, we completed a private placement in which 2,500,000 shares of unregistered common stock were sold to six institutional investors, all deemed to be accredited investors under the Securities Act of 1933, in exchange for payment to the Company of aggregate cash consideration of $18,750,000.00.
We intend to use the proceeds from the private placement for general working capital purposes, including the repayment of indebtedness.
We relied on Section 4(2) of the Securities Act of 1933 and on Rule 506 of Regulation D promulgated thereunder as the basis for our exemption from registration for the issuance of the common stock in the private placement.

ITEM 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit	Description

10.37	Stock Purchase Agreement by and among the Company and Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P. dated as of February 15, 2006, including Exhibit 4 thereto.

10.38	Stock Purchase Agreement by and among the Company and Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I and Wynnefield Small Cap Value Offshore Fund, Ltd. dated as of February 15, 2006.

10.39	Stock Purchase Agreement by and between the Company and Terrier Partners LP dated as of February 15, 2006.

10.40	Registration Rights Agreement by and among the Company and the parties named therein dated as of February 17, 2006.

99.1	Press Release of the Company issued February 17, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSTECHNOLOGY CORPORATION

By:	/s/ Joseph F. Spanier

Joseph F. Spanier, Vice President, Chief
Financial Officer and Treasurer
Date: February 21, 2006

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